Exhibit 10.3
Execution Copy
AMENDMENT AND
LIMITED WAIVER
TO INTERCREDITOR AGREEMENT
     This AMENDMENT AND LIMITED WAIVER TO INTERCREDITOR AGREEMENT, dated as of May 26, 2006 (this “Limited Waiver”) is entered into by and among COVANTA ENERGY CORPORATION, a Delaware corporation (“Company”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), in its capacity as collateral agent under the First Lien Credit Agreement (as defined below), including its successors in such capacity from time to time (the “First Lien Collateral Agent”), CREDIT SUISSE, Cayman Islands Branch (“Credit Suisse”), in its capacity as administrative agent for the Second Lien Credit Agreement (as defined below), including its successors in such capacity from time to time (the “Second Lien Administrative Agent”), and Credit Suisse, in its capacity as collateral agent for the Parity Lien Claimholders, including its successors in such capacity from time to time (the “Parity Lien Collateral Agent”).
     WHEREAS, Company has entered into (i) that certain INTERCREDITOR AGREEMENT, dated as of June 24, 2005 (as it may be amended, supplemented or otherwise modified, the “Intercreditor Agreement”), by and among the Company, the First Lien Collateral Agent, the Second Lien Administrative Agent and the Parity Lien Collateral Agent, (ii) that certain AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of May 26, 2006 (as it may be amended, supplemented or otherwise modified, the “First Lien Credit Agreement”), by and among the Company, Covanta Holding Corporation (“Holding”), GSCP, as Sole Lead Arranger, Sole Book Runner, Administrative Agent and Collateral Agent, certain Subsidiaries of the Company as Guarantors, the Lenders party thereto from time to time, JPMC, Calyon and UBS, as Co-Documentation Agents, and (iii) that certain SECOND LIEN CREDIT AND GUARANTY AGREEMENT, dated as of June 24, 2005, as amended by the First Amendment thereto, dated as of May 26, 2006 (as it may be further amended, supplemented or otherwise modified, the “Second Lien Credit Agreement”) by and among the Company, Holding, certain Subsidiaries of the Company as Guarantors, the Lenders party thereto from time to time, GSCP and CREDIT SUISSE, as Joint Book Runners and Co-Syndication Agents, and CREDIT SUISSE, as Administrative Agent, Paying Agent and Collateral Agent;
     WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Intercreditor Agreement;
     WHEREAS, the First Lien Credit Agreement has been amended on the date hereof to allow for, among other things, Delayed Draw Term Loans (as defined in the First Lien Credit Agreement), the proceeds of which will be applied by Company to prepay up to $140,000,000 of Second Lien Debt and any premium related thereto;
     WHEREAS, subject to certain conditions and limitations, Company and the First Lien Collateral Agent, Second Lien Administrative Agent and Parity Lien Collateral Agent desire to waive the effects of non-compliance with Section 4.1 of the Intercreditor Agreement caused by such prepayment;
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, the First Lien Collateral Agent, the Second Lien Administrative Agent and the Parity Lien Collateral Agent agree as follows:
SECTION 1. AMENDMENT AND WAIVER
          1.1 The First Lien Collateral Agent, Second Lien Administrative Agent and Parity Lien Collateral Agent hereby waive any non-compliance with Section 4.1 of the Intercreditor Agreement to the extent that such provision would prohibit the prepayment of the Second Lien Debt with the proceeds of the Delayed Draw Term Loans.
          1.2 The definition of “First Lien Obligations” in Section 1.1 of the Credit Agreement is hereby amended by deleting the existing reference to “$786,500,000” in its entirety and replacing it with “$789,312,500”.
SECTION 2. LIMITATION OF WAIVER
          2.1 Without limiting the generality of the provisions of Section 8.3 of the Intercreditor Agreement, the provisions set forth in Section 1 hereof shall be limited precisely as written and relate solely to the provisions of the Intercreditor Agreement in the manner and to the extent described above, and nothing in this Limited Waiver shall be deemed to:
     (a) constitute a waiver of compliance by any party with respect to any term, provision or condition of the Intercreditor Agreement or any other instrument or agreement referred to therein; or
     (b) prejudice any right or remedy that any Person may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Limited Waiver) or may have in the future under or in connection with the Intercreditor Agreement or any other instrument or agreement referred to therein.
          2.2 Except as expressly set forth herein, the terms, provisions and conditions of the Intercreditor Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed.
SECTION 3. CONDITION PRECEDENT TO EFFECTIVENESS
          The provisions set forth in Section 1 hereof are subject to the satisfaction, or waiver, of the following condition on the date hereof (the “Limited Waiver Closing Date”): the First Lien Collateral Agent, Second Lien Administrative Agent and Parity Lien Collateral Agent shall have indicated their consent by the execution and delivery of the signature pages hereto to the First Lien Collateral Agent.
SECTION 4. MISCELLANEOUS
     4.1 This Limited Waiver shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     4.2 In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     4.3 Except as specifically waived by this Limited Waiver, the Intercreditor Agreement shall remain in full force and effect and are hereby ratified and confirmed.
     4.4 Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
     4.5 THIS LIMITED WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     4.6 This Limited Waiver may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.
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COVANTA ENERGY CORPORATION,
as Company

By:	/s/ Timothy J. Simpson

Name: Timothy J. Simpson
Title: Senior Vice President, General Counsel and Secretary

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as the First Lien Collateral Agent

By:	/s/ Bruce H. Mendelsohn

Authorized Signatory

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as the Second Lien Administrative Agent

By:	/s/ Thomas R. Cantello

Name:	Thomas R. Cantello
Title:	Vice President

By:	/s/ James Neira

Name:	James Neira
Title:	Associate

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as the Parity Lien Collateral Agent

By:	/s/ Thomas R. Cantello

Name:	Thomas R. Cantello
Title:	Vice President

By:	/s/ James Neira

Name:	James Neira
Title:	Associate
Signature Page to Limited Waiver